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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Digimarc Corporation:

    We consent to incorporation by reference in the Registration Statements (Nos. 333-31114 and 333-42042) on Form S-8 of Digimarc Corporation of our report dated January 19, 2001, with respect to the balance sheets of Digimarc Corporation as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Digimarc Corporation.

/s/ KPMG LLP

Portland, Oregon
March 21, 2001